EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference of our report dated June 16, 2004 on The Shaw Group Inc. 401(k) Plan’s (the “Plan”) financial statements as of December 31, 2003 and for the year ended December 31, 2003 included in this 2003 Annual Report on Form 11-K/A of the Plan into The Shaw Group Inc.’s Registration Statement on Form S-8 (SEC File No. 333-115155).

     July 23, 2004
     Baton Rouge, Louisiana